Exhibit 99.1

News Release

Media Contact:	Ron Rogers (801) 584-3065 rrogers@myriad.com	Investor Contact:	Scott Gleason (801) 584-1143 sgleason@myriad.com

Myriad Genetics Reports Fiscal Second-Quarter 2015 Financial Results

•	Revenues of $184.4 Million

•	Adjusted Diluted EPS of $0.40, and Diluted EPS of $0.32

•	myRisk™ Hereditary Cancer Revenues of $85.1 Million

•	BRACAnalysis CDx™ Approved by the FDA

•	Tumor BRACAnalysis CDx™ Granted European CE Marking Approval

•	Company Revises Fiscal Year 2015 Financial Guidance; Provides Fiscal 3Q15 Financial Guidance

SALT LAKE CITY, UTAH, February 3, 2015 – Myriad Genetics, Inc. (NASDAQ: MYGN) today announced financial results for its fiscal second-quarter and six months ended December 31, 2014, provided an update on recent business highlights, provided fiscal Q3 financial guidance and revised its financial guidance for the fiscal year ending June 30, 2015.

“Myriad delivered strong financial results in its second fiscal quarter with revenues increasing nine percent over its first fiscal quarter. In particular, the transition from single cancer testing to the myRisk cancer panel has proceeded exceptionally well with myRisk revenue up 60 percent sequentially,” said Peter D. Meldrum, president and chief executive officer of Myriad. “While delays for some of our new products reimbursement have caused us to revise guidance for this year, we remain very encouraged by our progress and believe we will exit this year on an excellent trajectory for long-term future growth.”

Fiscal Second-Quarter 2015 Financial Highlights

•	Total revenues for the fiscal second quarter was $184.4 million compared to $204.1 million in the same period of the prior year, a decrease of 10 percent. The year-over-year decline in revenues was primarily attributable to the one-time revenue benefit from celebrity publicity in the second quarter of the prior year. The following tables display Myriad’s product revenues by segment and product:

	Three months ended December 31,
($ in millions)	2014	2013
Molecular diagnostic testing revenue:
Oncology	$83.7	$101.6
Preventive Care	84.6	94.6
Rheumatology	10.8	—

Total molecular diagnostic testing revenue	$179.1	$196.2

	Three months ended December 31,
($ in millions)	2014	2013
Hereditary Cancer Testing	165.0	193.0
Vectra® DA	10.8	—
Other Tests	3.4	3.2

Total molecular diagnostic testing revenue	179.1	196.2

Pharmaceutical and clinical service revenue	5.2	7.9

Total Revenue	$184.4	$204.1

•	myRisk Hereditary Cancer revenue increased 640 percent to $85.1 million in the second quarter of fiscal 2015 from $11.5 million in the second quarter of the prior year. In the second quarter of this year, a large percentage of Integrated BRACAnalysis tests were transitioned to myRisk, resulting in Integrated BRACAnalysis revenue of $72.5 million in this quarter compared to $165.9 million in the same quarter of the prior year. The Company also transitioned approximately one half of its COLARIS and COLARIS AP tests to myRisk, resulting in COLARIS and COLARIS AP revenue of $7.4 million compared to $15.6 million in the same period of the previous year.

•	Operating income was $36.3 million in the second quarter and excluding certain non-cash amortization charges, adjusted operating income was $43.8 million. Adjusted operating income declined 47 percent year-over-year primarily due to the positive impact of celebrity publicity on operating income in the second quarter of the prior year, dilution from the Crescendo acquisition, lower gross margins associated with the transition to myRisk, and product launch expenses.

•	Excluding certain non-cash amortization charges and one-time severance expenses, second- quarter adjusted net income was $29.9 million compared to $50.6 million in the same period of the previous year and adjusted earnings per share was $0.40 compared to $0.66 in the same period of the prior year. Net income was $24.0 million and diluted earnings per share were $0.32.

•	During the quarter, the Company repurchased 1.7 million shares, or $58 million, of common stock under its share repurchase program. As of December 31, 2014, $62 million of share repurchase authorization remained under the board authorized share repurchase program. Fiscal second-quarter diluted weighted average shares outstanding were 75.4 million compared to 76.8 million in the same period last year.

Business Highlights

•	Myriad received FDA approval for its BRACAnalysis CDx test to identify ovarian cancer patients who may benefit from the PARP inhibitor Lynparza™ (olaparib). The approval of BRACAnalysis CDx represents the first and only complex sequencing based laboratory developed test approved by the FDA.

•	The Company was granted European CE Marking approval for its Tumor BRACAnalysis CDx test. Tumor BRACAnalysis CDx is the only tumor-based BRCA test with CE Marking, and in clinical studies has shown that it identifies up to 44 percent more potential responders to PARP inhibitors such as Lynparza when compared to germline testing.

•	Myriad and TESARO announced an expanded companion diagnostic agreement during the second quarter to use Myriad’s myChoice HRD™ test in clinical studies in support of niraparib, TESARO’s novel PARP inhibitor.

•	At the San Antonio Breast Cancer Symposium (SABCS), Myriad presented data from a study of 17,142 patients demonstrating that the myRisk Hereditary Cancer test detected 105 percent more patients with mutations when compared to standard single cancer syndrome tests.

•	The Company also presented data at the SABCS demonstrating that its myChoice HRD test successfully predicted neoadjuvant response to platinum-based therapies in triple negative breast cancer patients. In the study, 52 percent of patients with a high HRD score responded to platinum compared to only 10 percent of patients with a low HRD score.

•	At the American Society for Dermatopathology annual meeting, Myriad presented data from its first clinical utility study on myPath™ Melanoma. The study demonstrated that myPath Melanoma led to a 49 percent change in physicians’ treatment recommendations for patients.

•	At the American College of Rheumatology meeting, Crescendo Bioscience presented data highlighting Vectra® DA as a better predictor of radiographic progression (joint damage) when compared to other tests such as C-reactive protein and DAS28.

•	At the Society of Urological Oncology annual meeting, Myriad presented a health economic study on its Prolaris® test. The study demonstrated that Prolaris could save the healthcare system $6 billion over 10 years.

Fiscal Year 2015 Financial Guidance

The Company is revising its fiscal year 2015 financial guidance and now expects total revenues of $730 to $740 million and adjusted diluted earnings per share of $1.50 to $1.55 (diluted EPS of $1.16 to $1.21). The primary reasons for this guidance change are a lag in obtaining private reimbursement coverage for Vectra DA, a delay in Medicare reimbursement for Prolaris, an increase in work-in-process, and the timing of certain contracts in the pharmaceutical and clinical services segment. The Company is projecting total revenues for the fiscal third quarter of 2015 of $180 to $185 million and adjusted diluted earnings per share of $0.38 to $0.40 (diluted EPS of $0.28 to $0.30). These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release. The Company will provide further details on its business outlook during the conference call it is holding today to discuss its fiscal second quarter 2015 financial results.

Conference Call and Webcast

A conference call will be held today, Tuesday, February 3, 2015, at 4:30 p.m. Eastern Time to discuss Myriad’s financial results for the fiscal second quarter of 2015, business developments and financial guidance. The dial-in number for domestic callers is (800) 408-6335. International callers may dial (303) 223-2680. All callers will be asked to reference reservation number 21759233. An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above. The conference call also will be available through a live Webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics is a leading molecular diagnostic company dedicated to making a difference in patients’ lives through the discovery and commercialization of transformative tests to assess a person’s risk of developing disease, guide treatment decisions and assess risk of disease progression and recurrence. Myriad is focused on strategic directives to grow existing markets, diversify through the introduction of new products, including companion diagnostics, as well as to expand internationally. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, myRisk Hereditary Cancer, myChoice, myPlan Lung Cancer, BRACAnalysis CDx, Tumor BRACAnalysis CDx, HRD, Vectra and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G

Lynparza is a trademark of AstraZeneca PLC.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our strong financial results in our second fiscal quarter with revenues increasing nine percent over our first fiscal quarter; the transition of our testing to our myRisk cancer panel proceeding exceptional well; reimbursement delays for some of our newer products; our encouragement on our progress and our belief that we will exit this year on an excellent trajectory for long-term future growth; the Company’s revised fiscal year 2015 financial guidance, including the primary reasons stated for the guidance change, and the fiscal Q3 2015 financial guidance under the caption “Fiscal Year 2015 Financial Guidance”; and the Company’s strategic directives under the caption “About Myriad Genetics”. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that sales and profit margins of our molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to our ability to transition from our existing single cancer tests to our new cancer panel test, including unexpected costs and delays; risks related to decisions or changes in the governmental or private insurers’ reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services and any future tests and services are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire; risks related to our projections about our business, results of operations and financial condition; risks related to the potential market opportunity for our products and services; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent infringement claims or challenges to the validity of our patents or other intellectual property; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required by law.

MYRIAD GENETICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in thousands, except per share amounts)	Three Months Ended		Six Months Ended
	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
Molecular diagnostic testing	$179,149	$196,158	$343,656	$389,144
Pharmaceutical and clinical services	5,244	7,902	9,574	17,383

Total Revenue	184,393	204,060	353,230	406,527

Costs and expenses:
Cost of molecular diagnostic testing	35,050	22,755	67,847	44,194
Cost of pharmaceutical and clinical services	2,802	3,376	4,870	7,418
Research and development expense	17,504	17,090	40,116	33,893
Selling, general, and administrative expense	92,695	77,840	178,135	155,119

Total costs and expenses	148,051	121,061	290,968	240,624

Operating income	36,342	82,999	62,262	165,903

Other income (expense):
Interest income	85	1,330	140	2,691
Other	1,513	(185)	1,416	(623)

Total other income	1,598	1,145	1,556	2,068

Income before income taxes	37,940	84,144	63,818	167,971
Income tax provision	13,909	33,784	23,805	62,146

Net income	$24,031	$50,360	40,013	105,825

Earnings per share:
Basic	$0.33	$0.67	$0.55	$1.37
Diluted	$0.32	$0.66	$0.53	$1.33

Weighted average shares outstanding
Basic	72,467	75,070	72,615	77,323
Diluted	75,401	76,825	75,755	79,312

Condensed Consolidated Balance Sheets (Unaudited)

	Dec. 31, 2014	Jun. 30, 2014
(In thousands)
Cash, cash equivalents, and marketable investment securities	$207,415	$270,586
Restricted cash	22,138	—
Trade receivables, net	81,222	81,297
Other receivables	5,331	3,770
Prepaid expenses	7,694	6,921
Inventory	20,173	23,919
Prepaid taxes	5,602	13,609
Equipment and leasehold improvements, net	46,458	34,594
Other assets	5,000	5,000
Intangibles, net	198,827	205,312
Goodwill	169,181	169,181
Deferred tax assets	12,813	9,625

Total assets	$781,854	$823,814

Accounts payable and accrued liabilities	$58,013	$79,488
Deferred revenue	1,824	1,090
Deferred tax liabilities	2,450	—
Uncertain tax benefits	25,326	24,238
Stockholders’ equity	694,241	718,998

Total liabilities and stockholders’ equity	$781,854	$823,814

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial statements.

Following is a description of the adjustments made to GAAP measures:

•	Acquisition — amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets including developed technology and database rights.

•	Severance — executive severance: Represents one-time severance expenses associated with the departure of executive officers of Myriad Genetics, Inc.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures

for the Three and Six Months ended December 31, 2014 and 2013

(Unaudited data in thousands, except per share amount)

	Three Months Ended		Six Months Ended
	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
GAAP Cost of molecular diagnostic testing	$35,050	$22,755	$67,847	$44,194
GAAP Cost of pharmaceutical and clinical services	2,802	3,376	4,870	7,418
Acquisition – amortization of intangible assets	—	—	—	—

Non-GAAP COGS	$37,852	$26,131	$72,717	$51,612

Non-GAAP Gross Margin	79%	87%	79%	87%

GAAP Research and Development	$17,504	$17,090	$40,116	$33,893
Acquisition – amortization of intangible assets	(78)	(78)	(156)	(156)

Non-GAAP R&D	$17,426	$17,012	$39,960	$33,737

GAAP Selling, General and Administrative	$92,695	$77,840	$178,135	$155,119
Severance – executive severance	(4,312)	—	(4,312)	—
Acquisition – amortization of intangible assets	(3,057)	(167)	(6,114)	(334)

Non-GAAP SG&A	$85,326	$77,673	$167,709	$154,785

GAAP Operating Income	$36,342	$82,999	$62,262	$165,903
Severance – executive severance	4,312	—	$4,312	—
Acquisition – amortization of intangible assets	3,135	245	$6,270	490

Non-GAAP Operating Income	$43,789	$83,244	$72,844	$166,393

Non-GAAP Operating Margin	24%	41%	21%	41%

GAAP Net Income	$24,031	$50,360	$40,013	$105,825
Severance – executive severance	4,312	—	4,312	—
Acquisition – amortization of intangible assets	3,135	245	6,270	490
Tax expense associated with non-GAAP adjustments	(1,581)	—	(1,581)	—

Non-GAAP Net Income	$29,897	$50,605	$49,014	$106,315

GAAP Diluted EPS	$0.32	$0.66	$0.53	$1.33
Non-GAAP Diluted EPS	$0.40	$0.66	$0.65	$1.34

Diluted shares outstanding	75,401	76,825	75,755	79,312

Free Cash Flow Reconciliation

(Unaudited data in thousands)

	Three Months Ended		Six Months Ended
	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
GAAP cash flow from operations	$52,597	$47,549	$59,578	$138,031

Capital expenditures	(5,946)	(2,833)	(17,448)	(8,098)

Free cash flow	$46,651	$44,716	$42,130	$129,933

Reconciliation of GAAP to Non-GAAP for Fiscal Year 2015 and Third Quarter Fiscal Year 2015 Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included under the heading “Risk Factors” contained in Item 1A in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Fiscal Year 2015
Diluted net income per share
GAAP diluted net income per share	$1.16 - $1.21
Acquisition – amortization of intangible assets	0.16
Severance – executive severance	0.18

Non-GAAP diluted net income per share	$1.50 - $1.55

Fiscal Third Quarter 2015
Diluted net income per share
GAAP diluted net income per share	$0.28 - $0.30
Acquisition – amortization of intangible assets	0.04
Severance – executive severance	0.06

Non-GAAP diluted net income per share	$0.38 - $0.40